Exhibit 99.1

The Ensign Group, Inc. Declares Quarterly Dividend of $0.05 Per Share

MISSION VIEJO, California – August 5, 2010 – The Ensign Group, Inc. (NASDAQ: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services and assisted living companies, today announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per share of Ensign common stock, payable on or before October 31, 2010 to shareholders of record as of September 30, 2010. Ensign has been a dividend-paying company since 2002.

About Ensign(TM)

The Ensign Group, Inc.’s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 81 facilities, two hospice companies and a home health business in California, Arizona, Texas, Washington, Utah, Idaho and Colorado. More information about Ensign is available at http://www.ensigngroup.net.

Contact Information

Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Suzanne Snapper, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net

SOURCE: The Ensign Group, Inc.